EXHIBIT 23
                                                                ----------

               CONSENT OF LAZAR, LEVINE & FELIX LLP

        We consent to the incorporation by reference of our report dated January 19, 2006 with respect to the consolidated financial statements and notes thereto of Touchstone Applied Science Associates, Inc. included in its Annual Report (Form 10-KSB) for the fiscal year ended October 31, 2005 filed with the Securities and Exchange Commission into (i) the Company's Registration Statement on Form S-3 (SEC File No. 333-27659), (ii) the Company's Registration Statement on Form S-8 (SEC File No. 333-424), (iii) the Company's Registration Statement on Form S-3 (SEC File No. 333-75377), (iv) the Company's Registration Statement on Form S-8 (SEC File No. 333-110156), (v) the Company's Registration Statement on Form S-8 (SEC File No. 333-110157), and (vi) the Company's Registration Statement on Form SB-2 (SEC File No. 333-129261).

                     LAZAR, LEVINE & FELIX LLP

New York, New York
January 30, 2006